Exhibit 99.1
NEWS RELEASE — for immediate release
Alexza Appoints Andrew L. Busser to Board of Directors
Mountain View, California — September 25, 2009 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) announced today that Andrew L. Busser has been appointed to its Board of Directors. Mr. Busser is currently a Partner, Managing Member and Co-Founder of Symphony Capital LLC. Mr. Busser was nominated to be appointed to the Alexza Board of Directors, pursuant to the terms of Alexza’s agreement to acquire the outstanding equity of Symphony Allegro, which was completed on August 26, 2009.
Prior to founding Symphony Capital, Mr. Busser co-founded Wilkerson Partners LLC, a management consulting firm, in August 2000. From May 1997 to March 2000, Mr. Busser served as a management consultant with The Wilkerson Group / IBM Healthcare Consulting. From January 1993 to April 1997, Mr. Busser was in sales and marketing management at The DuPont Merck Pharmaceutical Co., focusing on cardiovascular and neurology markets. Mr. Busser received an A.B in History from Colgate University.
“We are very pleased to welcome Andy to our Board of Directors,” said Thomas B. King, President and CEO of Alexza Pharmaceuticals, Inc. “We have been working with Andy since 2006, and look forward to his expanded contributions to Alexza as we move into the next stage of Alexza’s development with the commercialization of AZ-004 (Staccato loxapine).”
About Alexza Pharmaceuticals, Inc.
Alexza Pharmaceuticals is a pharmaceutical company focused on the research, development and commercialization of novel, proprietary products for the acute treatment of central nervous system conditions. Alexza’s technology, the Staccato® system, vaporizes unformulated drug to form a condensation aerosol that, when inhaled, allows for rapid systemic drug delivery through deep lung inhalation. The drug is quickly absorbed through the lungs into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous administration, but with greater ease, patient comfort and convenience.
AZ-004 (Staccato loxapine) is Alexza’s lead program, which is being developed for the acute treatment of agitation in schizophrenic or bipolar disorder patients. Alexza has completed and announced positive results from both of its AZ-004 Phase 3 clinical trials, and is projecting a New Drug Application submission in early 2010.
Alexza has completed an end-of-Phase 2 meeting with the FDA for AZ-001 (Staccato prochlorperazine) and has completed two Phase 2 studies with AZ-104 (Staccato loxapine, low-dose). Both product candidates are being developed for the acute treatment of migraine headache.
AZ-002 (Staccato alprazolam) has completed Phase 1 testing and one Phase 2a proof-of-concept clinical trial. Product candidates that have completed Phase 1 testing are AZ-003 (Staccato fentanyl) for the treatment of breakthrough pain, and AZ-007 (Staccato zaleplon) for the treatment of insomnia. More information, including this and past press releases from Alexza, is available online at www.alexza.com.
Safe Harbor Statement
Any statement describing the Company’s expectations or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:	Thomas B. King	August J. Moretti
	President and CEO	Senior Vice President and CFO
	650.944.7634	650.944.7788
	tking@alexza.com	amoretti@alexza.com